Exhibit 99.1
PHAZAR CORP STOCKHOLDERS APPROVE MERGER AGREEMENT

MINERAL WELLS, Texas--(BUSINESS WIRE)--July 24, 2013--PHAZAR CORP (NASDAQ: ANTP) (“PHAZAR” or the “Company”) announced that at its reconvened special meeting of stockholders held today, the Company’s stockholders approved the adoption of the Agreement and Plan of Merger (the “Merger Agreement”), dated March 13, 2013, by and among PHAZAR, QAR Industries, Inc. (“Parent”) and Antenna Products Acquisition Corp., a wholly owned subsidiary of Parent (“Merger Sub”).  With the holders of more than 75% of the outstanding shares voting, more than 70% of the votes cast were cast in favor of the Merger Agreement.  The Merger Agreement provides for the merger of Merger Sub with and into PHAZAR, with PHAZAR surviving the merger as a private company wholly owned by Parent.  Upon completion of the merger, in accordance with the Merger Agreement, PHAZAR stockholders will be entitled to receive cash consideration of $1.25 for each share of PHAZAR common stock held by them immediately prior to the merger.

It is expected that the merger will be completed on or before July 31, 2013.

About PHAZAR CORP

PHAZAR CORP designs, manufactures and markets antennas, towers, support structures, masts and communication accessories worldwide. Product information is available at www.antennaproducts.com and www.phazar.com.

For additional information, contact Kathy Kindle at 940-325-3301.

Forward-Looking Statements

This press release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumptions and other statements, which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitation, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties. There can be no assurance that management’s expectations, beliefs or projections will result, or be achieved, or accomplished.  These forward-looking statements speak only as of the date made, and the Company assumes no obligation to update such statements.

CONTACT:
PHAZAR CORP
Kathy Kindle, 940-325-3301

4